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                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]




                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 for Executive Benefit, issued through the General American Separate Account Eleven (File No. 333-64216). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By:      /s/   Stephen E. Roth
                                        -------------------------------------
                                            Stephen E. Roth

Washington, D.C.
April 29, 2002